Q1 2025 Results April 24, 2025 Exhibit 99.2

Q1 2025 Results | april 24, 2025 Important Cautionary Statement Regarding Forward-looking Statements This presentation contains certain statements that are forward-looking. Forward-looking statements include, among other things, express and implied statements regarding: the Company’s financial guidance including revenue, operating, and profit margins for 2025, and its medium- and long-term growth outlook; expected expense savings; assumptions regarding expected changes in market share and expectations regarding the extent and impact of competition; assumptions regarding future exchange rates; expected future growth and expectations for sales levels for particular products, and expectations regarding the future impact of factors that have affected sales in the past; our product development pipeline and potential future products, the timing of clinical trials, expectations regarding regulatory approval of such product candidates, the timing of such approvals, and the timing of commercial launch of such products or product candidates, and eventual annual revenues of such future products; and other statements containing the words "believe," "anticipate," "plan," "expect," "intend," "estimate," "forecast," “strategy,” “target,” “guidance,” “outlook,” “potential,” "project," "priority," "may," "will," "should," "would," "could," "can," the negatives thereof, and variations thereon and similar expressions. By their nature, forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of factors, including: lower than expected future sales of our products; greater than expected impacts from competition; failure to achieve market acceptance of OPVEE; unanticipated costs including the effects of potential tariffs and potential retaliatory tariffs; whether we are able to identify efficiencies and fund additional investments that we expect to generate increased revenues, and the timing of such actions; and litigants with whom we are otherwise unable or unwilling to agree to final terms, or who choose to "opt out" of proposed settlements. For additional information about some of the risks and important factors that could affect our future results and financial condition, see "Risk Factors" in Indivior's Annual Report on Form 10-K filed March 3, 2025 and its other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date that they are made and should be regarded solely as our current plans, estimates and beliefs. Except as required by law, we do not undertake and specifically decline any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrences of unanticipated events.

Mark Crossley Chief Executive Officer

Q1 2025 Results | April 24, 2025 Q1 2025 Overview1%-comparisons versus revised Q1 2024 See Non-GAAP Financial Measures in the Appendix for reconciliation NM = Not Meaningful; OHS = Organized Health Systems Overall results in line with planning assumptions and FY 2025 outlook SUBLOCADE NR as expected – solid growth in the OHS channel was more than offset by a decline in the justice system channel due to near-term funding gaps On track to deliver annual gross operating expense savings of over $100m FY 2025 guidance unchanged TOTAL NET REVENUE (NR) (6)% $266m SUBLOCADE® NR (2)% $176m OPERATING PROFIT / (LOSS) (12)% $66m Non-GAAP OPERATING PROFIT2 (10)% $69m EARNINGS PER SHARE $0.38 (15)% Non-GAAP EARNINGS PER SHARE2 (2)% $0.41

Ryan Preblick Chief Financial Officer

Q1 2025 RESULTS | APRIL 24, 2025

Q1 2025 Financial Highlights

OPERATING RESULTS: (REPORTED AND NON-GAAP[1])

$ mil	Q1 2025	Q1 2024	Change
Net Revenue (NR):	**$266**	**$284**	**(6)%**
U.S. NR	222	241	(8)%
ROW[2] NR	44	42	3%
Gross Profit:	**$221**	**$246**	**(10)%**
Gross Margin	83%	87%	(400) Bps
Operating Expenses:	**($155)**	**($171)**	**(9)%**
SG&A	(132)	(143)	(8)%
R&D	(22)	(28)	(19)%
Litigation Settlement	(1)	-	NM
Operating Expenses – Non-GAAP:	**($152)**	**($170)**	**(11)%**
SG&A	(130)	(142)	(8)%
R&D	(22)	(28)	(19)%
Litigation Settlement	-	-	-
Op. Profit / (Loss) - Reported:	**$66**	**$75**	**(12)%**
- Non-GAAP:	**$69**	**$76**	**(10)%**
Earnings Per Share - Reported:	**$0.38**	**$0.45**	**(15)%**
- Non-GAAP:	**$0.41**	**$0.42**	**(2)%**

1. See Non-GAAP Financial Measures in the Appendix for reconciliation; %s reflect unrounded #s which may not tie; Q1 2024 numbers revised
2. At actual foreign exchange rates
3. NM = Not Meaningful; OHS = Organized Health Systems; JS = Justice Systems; BMAT = buprenorphine medication-assisted treatments

KEY TAKEAWAYS: (VS Q1 2024 UNLESS OTHERWISE INDICATED)

Total NR decline of 6% (5% at constant FX):

- U.S. NR down 8%; lower SUBOXONE Film and PERSERIS discontinuation were main drivers
- ROW NR up 3% (1% at constant FX); growth in new products (SUBLOCADE and SUBOXONE Film) more than offset legacy tablet products (SUBUTEX)

SUBLOCADE NR of $176m (2)% YOY reflecting solid volume dispense growth in the OHS channel that was more than offset by volume dispense decline in the justice channel as well as by unfavorable price/channel mix

U.S. Film NR reflects increased generic competitive activity resulting in lower U.S. oral BMAT share (within expectations) and lower pricing

Gross margin lower reflecting Q1 2024 favorable manufacturing variances

Non-GAAP SG&A[1] expenses down 8% primarily reflecting previously announced streamlining actions and branded fee estimate change partially offset by increased commercial investments behind U.S. SUBLOCADE

R&D expenses decreased 19% reflecting focused pipeline activities on Phase 2 OUD assets (INDV-2000 and INDV-6001)

Non-GAAP operating profit[1] down 10% driven by lower NR; Diluted EPS down 2% driven by Non-GAAP operating profit partially offset with lower share count

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Q1 2025 Results | April 24, 2025 Cash and Borrowing Position Cash and Borrowings: KEY TAKEAWAYS: (vs. December 31, 2024, unless otherwise indicated) 1. See discussion of obligations in Note 12 in SEC filed form 10-K on March 3, 2025 Cash & Investments of $400m1 Cash generated by operations and reduced net working capital partially due to the timing of receipt of government rebate invoices (~$100m) partially offset by $65m in legal settlement payments Fourth $100m buyback completed January 31, 2025, with total share repurchases of 9.4m at a weighted average price of $10.62 ($ in mil.) March 31, 2025 December 31, 2024 Cash & Cash Equivalents 372 319 ST & LT Investments 28 28 Total Cash & Investments1 $400 $347 Current Borrowings (18) (18) Long-term Borrowings (311) (315)

Q1 2025 RESULTS | APRIL 24, 2025

FY 2025 Guidance[1]

GUIDANCE ITEMS:

Total Net Revenue	**$955m to $1,025m**
Key Products	
• SUBLOCADE NR[2] (Total)	• $725m to $765m
• OPVEE NR	• $10m to $15m
Non-GAAP Gross Margin %	**Low to mid 80% range**
Non-GAAP OPEX (SG&A + R&D)	**$610m to $625m**
• SG&A	• **$525m to $535m**
• R&D	• **$85m to $90m**
Non-GAAP Op. Profit	**$185m to $225m**

For Non-GAAP guidance items, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K to exclude such reconciliations, as the reconciliations of these non-GAAP guidance metrics to their corresponding GAAP equivalents are not available without unreasonable effort.

TOP-LINE ASSUMPTIONS:

Total **NR decline of 17% at the mid-point reflects U.S. SUBOXONE Film (11pp of the decline) and PERSERIS discontinuation (3pp of the decline)**

SUBLOCADE NR[2] down 1% at the mid-point

- Strong underlying LAI[3] category growth offset by continued share gains by competitor toward steady-state U.S. LAI share split expectations
- Solid growth in the base OHS business offset by transitory headwinds in the Justice channel due to ongoing funding constraints at certain Justice accounts resulting in materially lower NR from this sub-channel

OPVEE NR assumes fulfillment of one BARDA order (~$8m) and increased commercial adoption

U.S. SUBOXONE[4] Film NR down approximately 55% from FY 2024:

- NR decline assumes continued share erosion and higher rebating due to intensified generic competition (including the potential of a 5th generic entrant)

ROW NR:

- Flat growth as newer products (SUBUTEX PR®[5], SUBOXONE Film) NR offset by continued pressure on legacy tablet products

GROSS MARGIN & EXPENSE CONSIDERATIONS:

Non-GAAP Gross Margin: Low to mid 80% range

Non-GAAP OPEX: Total OPEX reduced over $50m at the midpoint

SG&A –Significant cost reductions more than offsetting SUBLOCADE reallocated commercial investments

R&D - Pipeline progression of INDV-2000 (OX-1 receptor antagonist for OUD) and INDV-6001 (3-month LAI buprenorphine for OUD); Last patient last visit planned Q4 2025

Non-GAAP Op. Profit: Lower, primarily reflecting expected reset in SUBOXONE Film NR and SUBLOCADE reallocated commercial investments

1. As of April 24, 2025, before exceptional items and assuming no material change in key FX rates vs. FY 2024 average rates
2. Assumes no material change to Medicaid eligibility policy and/or other changes to Federal funding levels due to executive actions. Guidance also does not include ay potential impacts from tariffs imposed by the U.S. government or any retaliatory tariffs that may be imposed by other countries
3. LAI = Long-Acting Injectable
4. Buprenorphine/naloxone.
5. Buprenorphine prolonged release (SUBLOCADE).

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Q&A

Appendix

Q1 2025 Results | April 24, 2025

Key Ongoing Clinical Trials

Trial	Population	Patients	Design	Primary Endpoints	Status	Estimated Completion
INDV-6001 3-month long- acting buprenorphine Phase II NCT06576843	Moderate to severe Opioid Use Disorder (OUD)	122	Multiple dose Phase II PK study	Evaluate PK, safety and tolerability of INDV-6001 following multiple doses in participants with OUD.	Recruiting[1]	Last Patient Last Visit Q4 2025
INDV-2000 Selective Orexin-1 receptor antagonist Phase II NCT06384157	Moderate to severe Opioid Use Disorder (OUD)	300	Placebo or 3 dosing regimes of INDV-2000	Efficacy – Proportion (probability) of patients without treatment failure[2] by the end of week 12	Recruiting[1]	Last Patient Last Visit H1 2026 (previously Q4 2025)

1. Recruitment status as per ct.gov, March 2025
2. Treatment failure defined as either one of two criteria: 1. Urine Drug Screen positive for opioids, or fentanyl on 4 consecutive assessments while participants are on INDV-2000 or placebo alone, 2. Discontinued INDV-2000 or placebo prematurely

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1. We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP metrics, including Non-GAAP Operating Profit, Non-GAAP Gross Margin, Non-GAAP SG&A, and Non-GAAP Operating Expense, or GAAP reconciliations of any of the aforementioned, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as extraordinary litigation settlement expense. The Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K to exclude such reconciliations, as the reconciliations of these non-GAAP guidance metrics to their corresponding GAAP equivalents are not available without unreasonable effort. Q1 2025 Results | April 24, 2025 Financial Reconciliations1